Exhibit 31.4
CERTIFICATION
I, James Keegan, certify that:
1. I have reviewed this Amendment No. 1 to the quarterly report on Form 10-Q/A of Lions Gate Entertainment Corp.; and
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

DATE: February 21, 2013	By:	/s/ James Keegan
Name: James Keegan Title: Chief Financial Officer